Securities and Exchange Commission
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act Of 1934


               Date of Earliest Reported Event - April 5, 1999



                                 eNote.com Inc.
             (Exact name of Registrant as specified in its charter)




        Delaware                    0-7349                   59-3453153
(State or other jurisdiction of   (Commission               (IRS Employer
incorporation or organization)   File Number)          Identification Number)


                          One Lawson Lane, Third Floor
                            Burlington, Vermont 05402
              (Address of Registrant's principal executive offices)


                                (802) 862-5100
             (Registrant's telephone number, including area code)


                                (802) 862-1631
             (Registrant's facsimile number, including area code)


                                  1612 OSCEOLA
                               CLEARWATER, FLORIDA
         (Former name or former address, if changed since last report)

                                INTRODUCTORY NOTE

     Unless otherwise indicated, all information in this Current Report on Form 8-K (the "Report") has been adjusted to reflect a 1-for-6-3/4 reverse stock split effected on April 2, 1999 and a business combination transaction that closed on April 5, 1999. References to "Webcor" shall refer to the company before the business combination and references to "eNote," the "Company," "we," "us" and "our" shall refer to eNote.com, Inc. and our subsidiaries after the business combination.

     Our quarterly and annual operating results will be affected by a wide variety of factors that could materially and adversely affect our actual results. These factors include, but are not limited to:

o    Changes in general economic conditions;
o    Fluctuations in the securities markets;
o Changes in the demand for e-mail and online information services; o Changes in the nature of our business resulting from the introduction of new products and services;
o Competition from other firms who offer competitive products and services; o Changes in regulatory requirements; and o Risks related to the year 2000.

     As a result of these factors and others, our future operating results may fluctuate on a quarterly or annual basis. Such fluctuations could materially and adversely affect our business, financial condition, operating results, and stock price.

     This report and other documents that we file with the Securities and Exchange Commission (the "SEC") contain forward-looking statements about our business. These forward-looking statements are subject to many risks and uncertainties. Therefore, our actual results may differ significantly from the forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Report. An investment in our stock involves various risks, including those mentioned above and described elsewhere in this Report. Additional risks will be disclosed from time to time in our future SEC filings.

Item 1.Change In Control of Registrant

     General. eNote.com Inc. is a Delaware corporation that was formerly known as Webcor Electronics, Inc. Webcor conducted an initial public offering in May 1982 pursuant to a Form S-1 Registration Statement under the Securities Act of 1933 (the "Securities Act"). In connection with an application to list its Common Stock on the NASDAQ system, Webcor also registered its Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). As a result of a 1989 bankruptcy proceeding, Webcor became an inactive shell that had with no material assets, liabilities or business activities. Webcor remained inactive until March 11, 1997, when its stockholders approved a plan of reorganization proposed by Capston Network Company of Clearwater, Florida ("Capston"). This plan of reorganization authorized Capston to seek a suitable business combination opportunity for Webcor, authorized a series of changes in Webcor's corporate structure, and provided for stock-based compensation to Capston and others for services rendered and to be rendered in connection with the implementation of the plan of reorganization. Capston and its president Sally A. Fonner, who also serves as our sole director, began actively seeking a business combination opportunity for Webcor in the spring of 1997. After investigating a number of opportunities, Capston negotiated an agreement with the stockholders of Navis Technologies, Ltd. ("Navis") in March of 1999. In connection with this transaction, the stockholders of Navis agreed to contribute all of their Navis stock to Webcor in exchange for 8,000,000 shares of common stock (the "Navis Transaction"). At the same time, Capston negotiated an agreement with Friedlander International Limited ("Friedlander") where Friedlander agreed to contribute $5,000,000 in cash to eNote in exchange for 5,000,000 shares of convertible preferred stock and 2,000,000 common stock purchase warrants (the "Friedlander Transaction"). The Navis Transaction closed on April 5, 1999, and the Friedlander Transaction closed on April 6, 1999.

     The Navis Transaction. Webcor acquired Navis in a business combination transaction that was structured as a reverse takeover, or "RTO." In connection with the Navis Transaction, the stockholders of Navis exchanged their Navis stock for newly issued stock of Webcor, and Navis became a wholly-owned subsidiary of our company. Before the Navis Transaction, Webcor had no material assets, liabilities or business operations. No relationship existed between Webcor and Navis prior to the Navis Transaction and no funds of Webcor were spent to acquire the stock of Navis. As consideration for the Navis Transaction, Webcor issued shares of Common Stock to the former stockholders of Navis. The number of shares issued by Webcor in the Navis Transaction was determined by arms-length negotiation between the parties.

     Until March 31, 1999, Webcor had 3,476,370 shares of common stock ("Old Common") issued and outstanding. In preparation for the Navis Transaction, Webcor changed its name to eNote.com, Inc. It also effected a "reverse split" where the Old Common was consolidated in the ratio of one post-consolidation share ("Common Stock") for every six and three-quarters (6-3/4) shares of Old Common, provided, that no stockholder's ownership was reduced to fewer than 100 shares of Common Stock if that stockholder owned at least 100 shares of Old Common on March 31, 1999. In connection with the Navis Transaction, Webcor agreed to acquire all of the issued and outstanding shares of Navis in exchange for 8,000,000 shares of Common Stock. In addition, Webcor agreed to issue 1,460,000 shares of Common Stock to certain consultants and advisors, including 540,000 shares of Common Stock that were issued to persons designated by Capston, 270,000 shares of Common Stock that were issued to legal counsel for the parties and 650,000 shares of Common Stock that were issued to certain financial consultants as finders fees.

     The Friedlander Transaction. On April 6, 1999, eNote sold 5,000,000 shares of convertible preferred stock ("Preferred Stock") and 2,000,000 common stock purchase warrants ("Warrants") to Friedlander for $5,000,000 in cash. The Preferred Stock has a liquidation preference of $1 per share, or $5,000,000 in the aggregate, and is convertible into Common Stock on a share-for-share basis. The Warrants are exercisable for five years from the date of issuance at a price of $1 per share, and are subject to voluntary redemption by eNote at a redemption premium of $1 per Warrant over the spread between the exercise price of the Warrant and the market price of the Common Stock on the redemption date. Under the Friedlander agreements, the holders of Preferred Stock and Warrants are protected against dilution resulting from certain post-closing stock issuances and are entitled to certain demand and piggy-back registration rights.

     New Management Team. In connection with the closing of the Navis Transaction, Sally A. Fonner appointed three persons designated by Navis to serve as executive officers of eNote. Our new executive officers, and the positions held by such persons are set forth below. It is anticipated that our new executive officers will continue to serve in such capacities for the foreseeable future.

            Name                   Age             Positions
      John R. Varsames.......       48       President,     Chief    Executive
                                                Officer
      Michael T. Grennan.....       45       Chief Financial Officer
      James D. Richards......       44       Director of Technology

     Under the terms of the Friedlander and Navis transactions, Friedlander and the former stockholders of Navis have the right to replace the current board of directors with their own nominees (the "New Directors"). Two New Directors have already been nominated by the former stockholders of Navis and two New Directors will be nominated by Friedlander. The former stockholders of Navis have nominated John R. Varsames and Michael T. Grennan to serve as New Directors of eNote. The proposed changes in our board of directors will not become effective and the New Directors will not assume office until 10 days after we file an Information Statement and Notice of Change in the Majority of the Board of Directors with the SEC and send copies of the Notice to our stockholders. At that time, Sally A. Fonner will appoint the New Directors and then resign from our board of directors. Thereafter, the New Directors will manage our business.

     John R. Varsames was appointed President and Chief Executive Officer of our Company on April 5, 1999. He will also be appointed to serve as a New Director. Mr. Varsames founded Navis in June 1996 and has served as the president and chief executive officer of Navis since that time. Before forming Navis, Mr. Varsames served as a consultant and then as Vice President for AirMouse Remote Controls and its AirMarket Interactive System, a company specializing in interactive peripherals and television technology, where he was instrumental in the deployment of two interactive television projects. Previously, Mr. Varsames co-founded and served for 10 years as the president and chief executive officer of Northshore Companies, a construction, development and real estate investment firm that grew to become one of Vermont's larger development and residential construction firm.

     Mr.  Varsames  is  a  graduate  of  St.   Michael's   College   (Business
Administration/Political Science), and a past chairman of the St. Michael's College Associate Board of Trustees. He served in the United States Air Force, Reserve and Guard, during the Vietnam conflict in classified communication and intelligence. Mr. Varsames has also pursued postgraduate education in engineering, marketing and business. He has served his community as a director of several charitable organizations and also served as a National Director for the National Association of Home Builders.

     Michael T. Grennan was appointed Chief Financial Officer of our Company on April 5, 1999. He will also be appointed to serve as a New Director. Before joining our company, Mr. Grennan worked for seven years as a self-employed business and financial consultant. Previously, Mr. Grennan worked for 14 years in public accounting, first on the audit staff of Coopers and Lybrand, and then as a staff member, manager and partner of the accounting firm of Urbach, Kahn, and Werlin, PC. Mr. Grennan is a 1977 graduate of the University of Florida (BSBA in Accounting with High Honors), a Certified Public Accountant and a former member of the AICPA's Ethics Enforcement Committee. In addition to his experience in public accounting Mr. Grennan has extensive consulting experience for a variety of public and private corporations including banks, manufacturing and operating companies.

     James T. Richards was appointed Director of Technology on April 5, 1999. Mr. Richards founded SolutioNet in 1987 and has served as the president and chief executive officer of SolutioNet since that time. SolutioNet has developed and patented a Two-Way Infrared Protocol ("TWIRP(TM)") for wireless TV web browser peripherals and licensed the TWIRP technology to Acorn Computers and the Oracle Corporation. Over the course of his career, Mr. Richards has built a high-technology company from start-up through $18 million in profitable annual sales and raised over $20 million in capital for four emerging technology firms. He also has been involved in the editing and acceptance of six technical papers for Institute of Electrical and Electronics Engineers ("IEEE") conferences. Mr. Richards is a 1977 graduate of the Massachusetts Institute of Technology (BS in Electrical Engineering) and a member of the Technical Committee which is a part of the Consumer Electronics Society of the IEEE.

     Principal Stockholders. Taking all of the stock issuances into account, there are 10,000,000 shares of Common Stock, 5,000,000 shares of Preferred Stock and 2,000,000 Warrants issued and outstanding on the date of this Report. After giving pro forma effect to the conversion of the Preferred Stock and the exercise of the Warrants, the following table sets forth the number of shares of Common Stock owned by (i) each executive officer and director, (ii) all executive officers and directors as a group, and (iii) each person who will own of record or own beneficially, more than five percent (5%) of our outstanding Common Stock.

Name and Address of Beneficial Owner               Shares          Percent
                                                    Owned         of Class
John R. Varsames (1)(2)(3)                      7,100,000        47.3% (6)

Michael T. Grennan (1)                            250,000         1.7% (6)

James D. Richards (1)                             250,000         1.7% (6)

Friedlander International Limited (4)(5)        7,000,000        41.2% (7)
c/o Morning Star Ireland Limited,
132 Custom House Harbour
Dublin 1, Ireland

Bert Friedlander (3)(4)                         7,000,000        41.2% (7)
Greenwich, Connecticut

Executive Officers and Directors as a Group (4 persons)7,600,000 50.1% (6)

(1)  c/o eNote.com, Inc., One Lawson Lane, Third Floor Burlington, Vermont
   05402
(2)Mr. Varsames shares beneficial ownership and voting power with his wife Heidi A. Varsames.
(3)Includes 20,000 shares of Common Stock held of record by the children of John R. and Heidi A. Varsames.
(4)Includes 5,000,000 shares of Common Stock issuable upon conversion of the Preferred Stock and 2,000,000 shares of Common Stock issuable upon full exercise of immediately exercisable Warrants.
(5)Mr. Friedlander exercises sole voting and investment control over shares of Common Stock held by Friedlander International Limited.
(6) Based on 15,000,000 shares of Common Stock outstanding. (7) Based on 15,000,000 shares of Common Stock and 2,000,000 presently exercisable Warrants outstanding.
     Compensation to Capston and Others. In connection with the plan of reorganization approved by Webcor's stockholders, certain persons designated by Capston received 540,000 shares of Common Stock for administrative and management services. Ms. Fonner received 180,600 shares of Common Stock for her personal account. In addition, to the shares issued to designees of Capston, 270,000 shares of Common Stock were issued to legal counsel for the parties for services rendered and 650,000 shares of Common Stock were issued to two finders who assisted in the identification of Navis as a potential business combination candidate, the introduction of Navis to Webcor, the collection and analysis of due diligence information on Navis, and other financial consulting and advisory services. All shares of Common Stock issued to designees of Capston, legal counsel for the parties and the finders were registered prior to issuance on a Form S-8 Registration Statement under the Securities Act of 1933. We believe that each of these transactions were on terms that were no less favorable than we could have obtained in transactions with unrelated third parties.

ITEM 2.   Acquisition or Disposition of Assets

Introduction and Overview.

     After extensive demographic and market studies, tvemail has been developed to service the needs of those groups and individuals that are currently not served or under served by computers and the internet. Therefore, we intend to finish the development and begin commercialization of a proprietary "tvemail" system developed by Navis. The tvemail system is designed to function as a low cost Internet alternative for customers who want access to e-mail and other online services, but want to avoid the cost and complexity of a personal computer ("PC") or network computer ("NC") based system. The tvemail system will be easier to use and much less expensive than any available alternative, including PCs, NCs and Web TV(TM). We believe this low cost combination of television, e-mail and limited online services will appeal to a large segment of the potential market and help transform advertising, electronic commerce and information delivery for the consumer mass market.

     The Internet has experienced rapid growth over the last few years. Despite this growth, approximately 65% of U.S. households have no access to e-mail and other online services. While there seems to be almost universal agreement that e-mail and online services are desirable, a large segment of the population does not intend to "get wired" in the foreseeable future. The principal reasons cited for a lack of e-mail and access to online services include:

o The cost, complexity and size of PC and NC equipment; o The time and effort required to learn about information equipment and services;
o The time and effort required to use PC and NC equipment; o The inability to access desired content without time consuming log-on and navigation procedures;
o The high monthly cost of online information services; and o "Information Overload" resulting from too many choices.

     The tvemail system has been designed to overcome all of these objections. We have designed a compact in-home information terminal that uses the customer's television set as a monitor and connects directly to the customer's telephone line for access to our servers. The terminal uses a wireless keyboard as an input device and can either be placed on top of the television set or discretely tucked away. While PCs, NCs and other information appliances require the customer to boot-up, log-on and navigate, our tvemail system automatically downloads and stores the customer's e-mail and other content every few hours. A blinking "message received" indicator notifies the customer when e-mail or other new content has been received and reviewing the new material is as simple as turning on the television set and selecting a color-coded icon from our graphical user interface ("GUI").

     The tvemail system does not provide complete Internet access and we do not intend to compete for customers who already have complex information retrieval systems. Instead, we intend to provide basic e-mail and a limited array of online services, such as news, sports, weather reports and online shopping, to the 65% of U.S. households that do not have or desire full Internet access. Due to the simplicity of the tvemail system, we expect to be able to provide both the in-home equipment and the required online services for $9.95 per month.

     Since the tvemail system is simple, inexpensive, automatic and instantly accessible, we believe it will have significant mass market appeal. Nevertheless, our business is subject to considerable risk and uncertainty and there is no assurance that we will succeed in our efforts to finish the development and effectively market our tvemail system.

History of Navis and the tvemail Technology.

     Navis was founded in 1996 for the purpose of developing and commercializing communication appliances, electronic point of sale devices and infrared subsystems for NCs (Network Computer) and other "thin client" data retrieval and storage systems, As a subcontractor to Acorn, the team develop for Oracle, IBM, Apple, Netscape, and Sun the original reference design for the NC concept. The NC concept was designed as an alternative to the PC and the companies formed the NC Consortium to develop and commercialize the technology. In an NC environment, memory and processing intensive computer tasks are performed on a remote computer and the user relies on a small and relatively unsophisticated data entry and retrieval device that is connected to the main computer. In 1996, Navis was selected by the NC consortium to develop the infrared communications ("IR") protocol and input devices to be used by the NC Consortium members. Working in conjunction with SolutioNet, Navis developed a series of peripherals that rely on SolutioNet's TWIRP technology. These peripherals were adopted by the NC licencees and were implemented in the first generation of NC products. At the date of this Report, Navis provides remote controls to three NC manufacturers. Navis receives royalty revenues from third party sales of TWIRP(TM) chips, advanced remote control units, and wireless keyboards. It also derives revenue from contract engineering and consulting work in the field of NC input devices and wireless communications. Since 1996, Navis has supplied infrared protocol and advanced input devices to NC manufacturers such as Acorn, NCI, RCA, Akai, and NetProducts.

     Navis' involvement in the NC Consortium gave it extensive experience in developing, manufacturing, and marketing specialized information appliances. The experience also convinced Navis' management that a substantial market exists for simple, low cost information appliances that will give users easy access to e-mail and a limited variety of online services. Therefore, Navis has developed the tvemail hardware, software and related server systems and is prepared to launch commercial sales of the tvemail system in late 1999.

The tvemail System.

     The tvemail system has been designed to give users easy access to e-mail, information gathering, and online shopping services in a format that is far less expensive and complex than Internet access technologies that operate on PC or NC platforms. We believe the principal competitive advantages of the tvemail system include:

o Low Cost--The tvemail system, including hardware, wireless keyboard and monthly online service fees is expected to cost less than $120 per year. We believe these costs compare quite favorably with a first-year outlay of approximately $500 for WebTV and approximately $1,200 for an entry level PC.

o Simplicity of Operation--While PCs, NCs and other information appliances require the customer to boot-up, log-on and navigate, our tvemail system automatically downloads and stores the customer's e-mail and other content every few hours. As a result, checking messages on the tvemail system is as simple as turning on the television set and selecting a color-coded icon from our GUI.

o Customized Content--The tvemail system gives users the ability to select the particular online services they want without receiving content or advertising that they don't want. We intend to continually upgrade our content options to meet the particular requirements of our customers and expect that expanded service options will also give rise to new revenue opportunities.

o Speed--Since the tvemail system automatically downloads and stores the customer's e-mail and other content every few hours, retrieval of stored information is virtually instantaneous. In addition, if a customer wants to manually check messages or update his other content, total retrieval time normally is less than 30 seconds, the time required to dial up and log-on to a local server.

o Efficiency--The tvemail system makes very efficient use of server, telephone and modem resources because the information is collected on the server and/or the in-home terminal and automatically transferred at pre-determined intervals. Since the user is not online while composing or reading messages, the connect time for each session is minimal, and a large number of clients can be accommodated on a single server.

Technical Specifications.

     General. The tvemail system is comprised of two principal elements: an in-home terminal, including an IR receiver, IR keyboard and accessories (the "Client Hardware"), and our proprietary back-end server systems (the "Server Systems"). We have completed the initial design and "proof of concept" phases on both the Client Hardware and the Server Systems and are now redesigning the Client Hardware to take advantage of value engineering and recent declines in the price of semi-conductors and memory chips. Beta versions of the Server Systems have also been evaluated and final specifications have been relayed to our product development team. At the date of this Report, our Server Systems are being implemented and back-end processes such as billing and reporting are being evaluated. We expect fully operational beta versions of our Server Systems to be available for pilot deployment by the second quarter of 1999. We intend to conduct field trials of the entire tvemail system in the third quarter of 1999 and expect that participant feed-back will lead to additional modifications of the Client Hardware Server Systems. Depending on the success of our field trials, we intend to commence full scale commercial deployment of the tvemail system in the fourth quarter of 1999.

     Client Hardware Features. Our first generation Client Hardware will offer the following features:

o A blinking LED indicator prompts the user to check messages; o A color-coded GUI to guide the user through e-mail and other content functions
o On demand send and receive e-mail functions; o Up to 5 password protected user mailboxes per subscriber; o Storage capacity for up to 250 e-mail messages; o A common address book plus customized user address books; o Simple text input for e-mail, letters, book reports and other documents; o Send fax capabilities; o Customizable content with news, sports and weather reports, online shopping and other services;
o    Targeted banner and direct e-mail advertising; and
o Simple downloadable games such as Tetris, crossword puzzles, Jumbles and Hocus Focus.

     Due to the inherent flexibility of the Client Hardware and Server System many of the features mentioned above can be implemented or enhanced after initial installation. The tvemail Client Hardware has been designed to satisfy the user's requirements while maintaining an efficient telephone and server usage profile that maximizes the return on the service provider's investment. Since the user cannot be online while creating an e-mail message or fax the modem is utilized only during prearranged dial-ups, or when the user initiates a manual connection. The Client Hardware can be configured to poll the server to send and receive e-mail and other content between four and twelve times per day depending on user preferences. Individual units can be configured to dial during different time windows so the call load can be distributed throughout the day and concentrated during non-peak usage times. This allows us to secure low cost Point of Presence ("POP") access from multiple Internet Service Providers ("ISPs").

     Server System Specifications. Our proprietary Server System has been designed to be modular, flexible, and compatible with most relational database products. These features will facilitate reporting, scheduling and batch processing, and permit us to send targeted advertising, mass mailings, and surveys to our customers based on their particular location or other demographic information. Additional services such as custom news, stock quotes, games, online banking, and other content will use separate servers to ensure the integrity of the tvemail system and prevent system crashes in the event that a particular feature goes offline. In addition, our Server System incorporates the following technical features:

o    C,C+ and Visual Basic  programming;
o Online maintenance of subscriber information for log-in synchronization, billing, account management and advertising management;
o Easy interface with other servers for optional content including games, news services, and stock quotes;
o Automatic conversion of Internet communications protocols (SMTP, HTML, and GIF) to tvemail format.
o Optional storage of non-compatible e-mail attachments on the server for forwarding to another e-mail address;
o    Form processing for online shopping and surveys; and
o Debit and credit card billing capabilities for account management and online transactions.

Business Strategy.

     Our business objective is to transform advertising, commerce and information delivery for the consumer mass market through the tvemail system which combines the convenience of television with e-mail and limited online services. The principal elements of our business strategy include:

     Provide easy to use and cost-effective e-mail and online service access. We offer customers easy to use and cost-effective e-mail and online service access that is designed to the specific demands of customers who have no prior experience with e-mail or the Internet. Our tvemail system is designed to function as a low cost Internet alternative for customers who want access to e-mail and other online services, but want to avoid the cost and complexity of a PC or NC based system. We intend to capitalize on our expertise in thin client server platforms to develop new products and services based on our tvemail platform that meet the specific requirements of individual consumers and private communications networks. These products will offer higher performance and more advanced functionality while continuing to offer a simple and cost effective solution for our customers.

     Provide compelling value for end-users. While many companies focus on providing content to people who have enough technical knowledge and appropriate equipment to access and use the Internet, eNote is focused on bringing the convenience and utility of e-mail and other online services to the 65% of U.S. households that do not have PCs or Internet access. We designed the tvemail system to provide a simple, compact and cost effective alternative to PCs, NCs, WebTV and other full scale Internet access products. In contrast to other online services, eNote does not require consumers to purchase or install any in-home equipment. To use the tvemail system, a consumer needs only her existing television, a phone line and the tvemail Client Hardware, which will be provided without up-front cost when the customer signs a one-year service contract.

     Provide compelling value for advertisers and e-commerce merchants. Due to the nature of the tvemail system and our ability to sort our customers on the basis of location or other demographic information, advertisers, online merchants and other providers of online services will be able to carefully target their promotions and surveys.

     Develop and expand multiple distribution channels. We intend to distribute our products through direct advertising, retail merchants, resellers and our field sales team. To quickly reach a broad, worldwide audience, we will seek to establish a world-wide network of retailer merchants, wholesale distributors and resellers. We intend to develop multiple distribution channels directed at the specific needs of individual consumers and private networks.

     Aggressively penetrate global markets. We believe that the market for the tvemail system is global in scope and we will seek to rapidly deploy our Server Systems in the United States, Canada, China, Europe, Latin America and Southeast Asia. Due to the simplicity and low cost of the tvemail system, we believe it is likely to become the technology of choice in less developed countries and we intend to provide local content directories and user interfaces in multiple languages for the tvemail system as the demand arises.

     Create brand identity. eNote intends to create an identity for its tvemail system under the brand name "tvemail" and has registered this service mark in the United States and Canada. We also intend to file service mark applications in several countries. eNote believes that the creation of a brand identity is important to its strategy to become the preferred provider of e-mail and online information services to households that do not presently have access to PC or NC based information retrieval systems. By creating consumer awareness of the tvemail system, eNote believes it will drive penetration in its potential markets and increase the pace at which consumers, online service providers and e-commerce merchants recognize the service benefits of the tvemail system.

     Develop Closed Network Applications. While eNote developed the tvemail system for use as a mass market consumer product that would give our customers easy access to e-mail and other online services, we believe the underlying technology platform has significant potential for use in captive commercial systems where the collection, archiving and distribution of internally and externally generated information is important. Examples of the potential commercial applications for private networks based on the tvemail technology include:

o Hospitals and other health care facilities that need to collect, archive and distribute patient information;
o Nursing homes and other extended care facilities that need to communicate with physicians, staff and residents;
o    Hotels,   resorts  and  other   accommodations  that  need  to  effectively
     communicate with guests;
o Colleges and universities that need to communicate effectively with resident students;
o    Community   organizations  that  need  to  effectively  communicate  with members; and
o Other organizations where televisions are common and the collection and distribution of data is important.

Product Testing and Marketing.

     As noted above, we expect fully operational beta versions of our Server Systems to be available for pilot deployment by the second quarter of 1999 and we intend to conduct field trials of the entire tvemail system in the third quarter of 1999. Concurrently with our field testing of the consumer version of the tvemail system, we will commence three field trials for closed private networks based on the tvemail technology. These pilot scale closed network studies, when combined with feedback from our larger field trials of the public tvemail system, are expected to provide valuable user feedback that will enable us to further refine the tvemail system before commencing general commercialization in the fourth quarter of 1999.

     eNote will rely on a multi-pronged marketing approach for the tvemail system. The principal elements of our planned product roll-out to the consumer market include:

o An extensive television infomercial campaign will be conducted; o Targeted advertising directed at senior citizens who do not typically have Internet access but would like to use e-mail for communicating with friends and family;
o Targeted advertising directed at other affinity groups whose members do not typically have Internet access but would like to use e-mail and other online services;
o Targeted advertising to families of college-aged children who frequently do not have Internet access but would like to use e-mail and other online services;
o Targeted advertising to low income families who could not otherwise afford access to e-mail and other online services;

     In addition to our planned roll-out to the consumer market, we intend to conduct a focused marketing campaign directed at potential commercial users of private tvemail systems, including:

o A customized network system for hospitals, HMOs and other healthcare providers, tentatively named "ecare," that will enable health care workers to call up patient medical information on demand and add information to patient records on a real time basis, thereby reducing required paperwork and increasing efficiency in diagnosis;
o A customized network system for hotels and resorts, tentatively named "eguest," for the management of guest communications and the distribution of detailed information on upcoming events and local services; and
o A customized network system for colleges and universities, tentatively named "ecampus," for the management of student communications and the distribution of detailed information on campus services, upcoming events and other material;

     We intend to provide the Client Hardware and associated online service for a flat fee of $9.95 per month. Our proposed service will include unlimited e-mail access, daily news, weather, sports, catalog shopping, fast food delivery, and other consumer services. We believe the principal factor that distinguishes the tvemail system from traditional Internet service providers is our ability to send and deliver the user's mail automatically without direct user involvement.

     eNote plans to aggressively pursue partnerships with local ISPs and online service providers such as banks and utilities for co-marketing of the tvemail system. In addition, traditional advertising via print, radio, and infomercials will heighten brand and product awareness on a regional and national scale. eNote also plans to mount an online marketing effort for the tvemail system via banner ads, direct e-mails, and online promotions. Targets for the online effort include people who have a PC but not at home, and friends and family of avid PC users. Points of purchase will include a 1-800 number, the tvemail web-site, infomercials, and retail distribution locations.

Research and Development.


     Since 1996, Navis has been actively involved in the design, development and testing of components, embedded software and server systems necessary for the effective deployment of the tvemail system. Substantially all of our Client Hardware and Server Systems are in the final Beta prototype stage. Because of the high levels of technical expertise required for the development of our products, we have established a close working relationship with the NC Consortium and a number of strategic alliances described elsewhere herein. Substantially all of our activities to date have been financed by capital contributions from the founder of Navis, subordinated third-party debt that was converted into equity in connection with the Navis Transaction, and cash flow from operations. It is expected that we will be required to pay all future R&D costs from our own resources and may require additional R&D funding to complete the development and commercialization of our existing and proposed products. Features being explored for inclusion in our second and third-generation tvemail devices include:

o    MSR and smart card capability, for online purchases and bill paying
o    Voice mail capability
o    Digital camera support
o    Flash ROM for full portability
o    Modular upgrade for full web browsing
o    Universal control with input devices
o    Voice recognition
o    Spyglass or comparable thin client web browser for unrestricted browsing

Employees.

     As of the date of this Report, we have nine full-time employees, including our three executive officers, two part-time employees and several consultants who are employed on a full-time basis by others. Within the next twelve months, we expect to hire 20 additional employees in the technology and marketing departments. eNote is not subject to any collective bargaining agreements and we consider our relations with employees to be good. All of eNote employees in the technical area are all highly experienced electrical engineers, advanced computer programmers, internet specialists and product marketing people.

     In addition to our executive officers, we also rely on the education and experience of several key technical employees who have been instrumental in the development of the tvemail system. Each of the technical employees identified below has entered into an employment agreement with the Company that provides for a negotiated annual salary, participation in our stock option plans, annual incentive bonuses at the discretion of the Board of Directors, the fringe benefits offered generally to our employees, and reimbursement for expenses incurred for the benefit of the Company. The agreements also prohibit direct competition for a period of two years after termination of employment. Under the terms of these agreements, the employees identified below are required to devote substantially all of their business time to the affairs of the Company.


Legal Proceedings.

     As of the date of this Report, there are no legal proceedings involving the Company or the tvemail system.

Certain Important Risk Factors.

     We may experience difficulties implementing our marketing and business plans. Navis began operations and has spent the last three years developing the tvemail technology. We have not yet derived any revenues from the sale of our tvemail product to consumers. As a result, our operating, sales and marketing and other strategies are still being developed, and we do not have a history which may give us or you an indication of how we may respond to situations presented to us. If we are not successful in implementing our marketing and business plans on a timely basis or otherwise effectively managing our development, our business, operating results and financial condition will be materially and adversely affected.

     If we continue to incur losses, we may not be able to finance the commercial deployment of the tvemail system. While Navis operated profitably in 1996 and 1997, it experienced losses and had negative cash flow in each quarter of 1998, and we expect to continue to operate at a loss for the foreseeable future. For us to make a profit, we need introduce the tvemail system to the market and obtain sufficient levels of sales at a low enough cost to generate and operating profit. If we are not able to do so, our losses may extend beyond the foreseeable future and we may not be able to finance the commercial deployment, development and enhancement of the tvemail system.

     We may be unable to obtain necessary additional capital to fund operations in the future. To date, we have funded operations primarily through private sales of equity and convertible debt securities. If we are unable to obtain additional financing on terms acceptable to us as needed, our business, operating results and financial condition would be materially and adversely affected. Our capital requirements in the future will depend on numerous factors, including:

o the rate of acceptance of the tvemail system by consumers, advertisers, e-commerce companies and online service providers,
o our ability to maintain and expand the number of subscribers, and o the expansion of our marketing activities into foreign countries.

     We cannot accurately predict the timing and amount of our capital requirements. Any additional equity financing, if available, may be dilutive to our stockholders, and debt financing, if available, may involve significant restrictions on our financing and operating activities.

     Because television-based e-mail and online service access is new, we cannot be certain that a market or sustainable demand for the tvemail system will develop. The market for television-based e-mail and online service access is new and evolving, and no single technology or approach to providing this access has yet been broadly adopted by consumers. As a result, we cannot guarantee that a market for television-based e-mail and online service access in general, or for the tvemail system in particular, will develop or that demand for the tvemail system will be sustainable. If the market does not develop, develops more slowly than expected or becomes saturated with competitors, our business, operating results, and financial condition will be materially and adversely affected.

     The competitive market for e-mail and online service access may limit demand or pricing for the tvemail system. We expect to experience intense competition. Many companies provide e-mail and online service access and other services, which provide functionality superior to those included in the tvemail system. As a result of this competition, demand for the tvemail system may suffer, we may be restricted in the service rates we can charge for the tvemail system and our business, financial condition and results of operations may be adversely affected. Competitors provide their services through a variety of technologies, which are in various stages of implementation and adoption. Many of our competitors have significantly greater financial, technical, marketing, distribution, customer support, other resources, name recognition, compelling content and access to consumers, advertisers and online service providers than we have.

     We are subject to capacity constraints and system failures. The ability of the tvemail system to accommodate a substantial number of users is not yet known. We cannot assure you that we will be able to provide reliable performance and error free service as the number of subscribers grows. In addition, as subscriber penetration grows it may be necessary for our local ISPs to purchase additional equipment, and we cannot assure you that they will do so.

     The performance of the tvemail system is also subject to reduction in performance and interruption from human errors, telecommunication failures, computer viruses and similar events. Any of these problems in our systems or those of our local ISPs could result in reduced subscriber demand. We expect to experience performance reduction and service interruptions from time to time. Our failure to provide uninterrupted service at a level of performance acceptable to our customers would have a material adverse effect on our business, financial condition and results of operations.

     We may have liability for information retrieved and replicated on the internet. Claims for negligence, copyright or trademark infringement or other legal theories could be made against us because information can be downloaded and redistributed by users of the tvemail system. Copyright and trademark laws are evolving both domestically and internationally and we are uncertain as to their applicability to the tvemail system. The imposition of liability for information carried by us would have a material adverse effect on our business, operating results and financial condition.

     We may have liability for e-commerce transactions. As part of our business, we are seeking to enter into agreements with content providers, advertisers and e-commerce merchants under which we will receive a share of revenue from the purchase of goods and services by users of the tvemail system. These arrangements may expose us to additional legal risks and uncertainties, including potential liabilities to consumers of these products and services. Our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed.

     We could become subject to burdensome government regulation which affects our ability to offer our service or which affects demand for our service. We are subject to varying degrees of federal, state, local and foreign regulation as well as laws enacted by the U.S. Congress and other governments. The Federal Communications Commission has established regulations that among things set licensure, installation and equipment standards for communications systems. A number of these regulations will apply to the tvemail system and compliance with existing and future regulations may increase our cost of providing the tvemail service, or otherwise damage the competitive position of the tvemail service.

     It is also anticipated that due to the increasing popularity and use of the Internet, it will be subject to increased attention and regulation. These laws and regulations may regulate issues such as user privacy, defamation, network access, pricing, taxation, content, quality of products and services and intellectual property ownership and infringement. These laws and regulations could expose us to liability, materially increase our cost of providing our service, and decrease the growth and acceptance of the Internet in general and access to the Internet over cable systems.

     Our business would suffer if we were to lose the services of Messrs. Varsames and Richards or other key personnel. Our success depends in significant part upon the continued service of our key technical, sales and senior management personnel, particularly Messrs. Varsames and Richards, who have significant relevant experience in the development of thin client information retrieval systems. Our future success will also depend on our ability to attract, train, retain and motivate highly qualified senior management, technical, marketing and sales personnel. Because competition for these personnel is intense, we cannot assure you that we will be able to do so.

     Your ability to influence the outcome of stockholder votes will be limited. After giving proforma effect to the conversion of the Preferred Stock and the exercise of the Warrants, Friedlander will beneficially own 7,000,000 shares of Common Stock and John Varsames will beneficially own 7,100,000 shares of Common Stock. These ownership positions will each account for approximately 41% of the outstanding common stock. Accordingly, Friedlander and Mr. Varsames will each have the voting power to exercise substantial control over the election of our board of directors and all votes on matters requiring stockholder approval. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company.

     Year 2000 risks may adversely affect eNote and the demand for the tvemail system. Year 2000 problems experienced by us or any third parties could materially adversely affect our business. Additionally, demand for the tvemail system would suffer if the Internet experiences serious disruptions arising from the Year 2000 problem. We cannot guarantee you that our own systems will be Year 2000 compliant in a timely manner, that any of our local ISPs will be Year 2000 compliant in a timely manner, or that there will not be problems with technology systems working together. We also cannot guarantee that the Internet generally, and the tvemail system specifically, will continue without serious disruptions arising from the Year 2000 problem. Given the pervasive nature of the Year 2000 problem, we cannot guarantee that disruptions in other industries and market segments will not adversely affect our business. Moreover, the costs related to Year 2000 compliance could be significant.

     Anti-takeover provisions in our charter documents could discourage unwanted takeover attempts and could reduce the opportunity for stockholders to get a premium for their shares. We are subject to Delaware laws and to provisions of our certificate of incorporation and by-laws that could have the effect of delaying, deterring or preventing a change in control of eNote. As a result, our management could attempt to utilize these laws and provisions to discourage or reject unsolicited bids to acquire us, including bids that would have paid stockholders a premium over the then current market price of their shares.

     Substantial sales of our common stock could lower our stock price. The market price for our common stock could drop as a result of sales of a large number of our presently outstanding shares, or the perception that these sales could occur. These factors also could make it more difficult for us to raise funds through future offerings of our common stock.

     Our results can materially differ from those forecasted or expressed in the forward-looking statements contained in this Report. This Report contains forward-looking statements that are not historical facts, but rather are based on our current expectations, estimates and projections about eNote's industry and our beliefs and assumptions. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to some risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this Report. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.

Item 5.
Other Events

     The Friedlander Transaction. On April 6, 1999, the Registrant sold 5,000,000 shares of Preferred Stock and 2,000,000 Warrants to Friedlander for a total cash consideration of $5,000,000.

     Until the fifth anniversary of the date of the Friedlander transaction, or until Friedlander is the beneficial owner of less than 10% of the issued and outstanding voting securities of the Registrant, whichever occurs first, Friedlander shall be entitled to appoint two members of the Registrant's Board of Directors. For so long as Friedlander is entitled to appoint two members of the Registrant's Board of Directors, the total number of members constituting the entire Board of Directors shall not exceed seven.

Description of Preferred Stock

     Class and Number of Shares. The authorized Preferred Stock of the Registrant consists of 5,000,000 shares of $0.01 par value Preferred Stock. All 5,000,000 authorized shares of Preferred Stock were issued and sold to Friedlander International Limited in connection with the Friedlander transaction. The Preferred Stock has a stated value of $1 per share and ranks senior to the Common Stock with respect to the distribution of assets upon liquidation, dissolution or winding up.

     Anti-dilution Protection. The Preferred Stock contains typical antidilution provisions, and also provides that the number of shares of Common Stock issuable upon conversion of the Preferred Stock shall be subject to adjustment in the event that the Registrant shall, at any time prior to the completion of an underwritten secondary offering of Common Stock which has been registered under the Securities Act of 1933, effect a sale of Common Stock, securities convertible into common stock, or rights to purchase Common Stock which has not been expressly approved in writing by a majority in interest of the holders of Preferred Stock.

     Dividends. The holders of Preferred Stock are not entitled to any dividend preference but will share ratably with the holders of Common Stock in all dividends that may be declared by the Board of Directors. For purposes of calculating the dividends, if any, payable to the holders of Preferred Stock, the Registrant will determine the number of shares of Common Stock that would be issuable if the Preferred Stock had been converted into Common Stock immediately prior to the record date, and then determine the per share dividend payable to holders of Preferred Stock.

     Liquidation Preference. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Registrant, the holders of Preferred Stock are entitled to receive a liquidation preference of $1 per share before any distribution of assets is made to holders of Common Stock. After payment of the full liquidation preference, the holders of shares of the Preferred Stock will share proportionally with the holders of shares of Common Stock in any additional distribution of the Registrant's assets.

     Voting Rights. The holders of Preferred Stock (a) are entitled to the number of votes equal to the number of shares of Common Stock into which shares of Preferred Stock could be converted as of the record date for the determination of stockholders entitled to vote on such matters, and (b) have voting rights and powers equal to the voting rights and powers of the Common Stock. Except as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together as a single class and not as separate classes.

     So long as any Preferred Stock is outstanding, the Registrant shall not, without the affirmative vote of the holders of at least 66% of all outstanding shares of Preferred Stock, voting separately as a class, (i) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws of the Registrant so as to adversely affect the relative rights, preferences, qualifications, limitations or restrictions of the Preferred Stock, or (ii) effect any reclassification of the Preferred Stock.

     Optional Conversion. The holders of Preferred Stock have the right, at any time, to convert each share of Preferred Stock into one share of Common Stock. The Conversion Ratio will be subject to adjustment in certain events, including:
(i) stock splits and subdivisions of the Common Stock; (ii) combinations or consolidations of the Common Stock; and (iii) future sales of Common Stock, securities convertible into Common Stock, or rights to purchase Common Stock which have not been expressly approved in writing by a majority in interest of the holders of Preferred Stock. No adjustment in the Conversion Ratio will be required to be made until cumulative adjustments aggregate 1% or more of the Conversion Ratio as last adjusted; however, any adjustment not made shall be carried forward.

     In case of any reclassification of the Common Stock, any consolidation of the Registrant with, or merger of the Registrant into, any other person, any merger of any person into the Registrant (other than a merger that does not result in any reclassification of, or change in the outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of the Registrant (other than a sale-lease back, collateral assignment, mortgage or other similar financing transaction), or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other properties, then provision shall be made that the holders of Preferred Stock then outstanding shall have the right thereafter to convert the Preferred Stock into the kind and amount of securities, cash or other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of Preferred Stock might have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange.

     No fractional shares of Common Stock will be issued upon conversion, but, in lieu thereof, an appropriate amount will be paid in cash by the Registrant based on the Closing Price for the shares of Common Stock on the trading day before the date of conversion.

     Automatic Conversion. If the Registrant successfully completes and closes on an underwritten secondary offering of Common Stock which has been (a) approved in writing by a majority in interest of the holders of Preferred Stock, and (b) registered under the Securities Act of 1933, all shares of Preferred Stock then outstanding shall immediately and automatically be converted into shares of Common Stock.

     Registration Rights. The holders of Preferred Stock have been granted unlimited "piggy-back" registration rights and two (2) demand registration rights for the shares of Common Stock issued or issuable upon conversion of the Preferred Stock. Notwithstanding the foregoing, the holders of Preferred Stock may not exercise their demand registration rights until 180 days after the effective date of any registration statement for a public offering of securities by the Registrant where the holder was afforded an opportunity to sell shares of Common Stock pursuant to the piggy-back registration rights.

Description of Warrants

     Class and Number of Warrants. In connection with the Friedlander transaction, the Registrant authorized and issued 2,000,000 Warrants. The Warrants are exercisable, at a price of $1 per share, at any time prior to 3:30 p.m., E.S.T. on March 31, 2004.

     Anti-dilution Protection. The Warrant Agreement contains typical antidilution provisions and also provides that the number of shares of Common Stock issuable upon exercise of the Warrants shall be subject to adjustment in the event that the Registrant shall, at any time prior to the completion of an underwritten secondary offering of Common Stock which has been registered under the Securities Act of 1933, effect a sale of Common Stock, securities convertible into common stock, or rights to purchase Common Stock which has not been expressly approved in writing by a majority in interest of the holders of Preferred Stock.

     Redemption of Warrants. Until April 1, 2000, the Registrant may repurchase up to 500,000 Warrants for a redemption price which is equal to the greater of $3 per Warrant, or the average closing bid price of the Registrant's Common Stock during the 30 calendar days immediately preceding the date of the notice of redemption. During the period between April 2, 2000 and April 1, 2001, the Registrant may repurchase up to 500,000 Warrants (or 1,000,000 Warrants if the first redemption option was not exercised) for a redemption price which is equal to the greater of $7 per Warrant, or the average closing bid price of the Registrant's Common Stock during the 30 calendar days immediately preceding the date of the notice of redemption. During the period between April 2, 2001 and April 1, 2002, the Registrant may repurchase all remaining unexercised Warrants for a redemption price which is equal to the greater of $10 per Warrant, or the average closing bid price of the Registrant's Common Stock during the 30 calendar days immediately preceding the date of the notice of redemption. Notwithstanding the generality of the foregoing, if the Registrant mails a notice of redemption and the Warrantholder exercises the number of Warrants called for redemption in such notice within 10 days of the date of such notice, then notice of redemption shall be null and void and the number of Warrants subject to redemption by the Registrant shall be reduced by the number of Warrants so exercised.

     Registration Rights. The holders of Warrants have been granted unlimited "piggy-back" registration rights and two (2) demand registration rights for the shares of Common Stock issued or issuable upon exercise of the Warrants. Notwithstanding the foregoing, the holders of Warrants may not exercise their demand registration rights until 180 days after the effective date of any registration statement for a public offering of securities by the Registrant where the holder was afforded an opportunity to sell shares of Common Stock pursuant to the piggy-back registration rights.

Item 6.
Resignations of Directors and Executive Officers.

     No director has resigned or declined to stand for re-election to the Board of Directors since the date of the last annual meeting of stockholders because of any disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices.

     Under the terms of the Transactions, Friedlander and the former stockholders of Navis have the right to replace the current board of directors with their own nominees. Three of the New Directors have been nominated by the former stockholders of Navis and two New Directors will be nominated by Friedlander. The former stockholders of Navis have nominated John R. Varsames and Michael T. Grennan to serve as directors of eNote (the "New Directors"). The proposed changes in our board of directors will not become effective and the New Directors will not assume office until 10 days after we file an Information Statement and Notice of Change in the Majority of the Board of Directors with the SEC and send copies of the Notice to our stockholders. At that time, Sally
A. Fonner will appoint the New Directors and then resign as a director. Thereafter, the New Directors will manage our business.

     Our Board does not currently have any committees. After the appointment of the New Directors, the Board intends to form an Audit Committee and a Compensation Committee. The Audit Committee will review the services provided by our independent accountants, consult with our independent accountants on audits, review certain filings with the SEC, assess need for internal auditing procedures and assess the adequacy of internal controls. The Compensation Committee will determine executive compensation and review transactions between the Company and our affiliates, including any associates of affiliates.

     Compensation of Executive Officers and Directors. Ms. Fonner has not received any cash compensation for services performed during the two years prior to the Transaction. In connection with the plan of reorganization approved by Webcor's stockholders, certain persons designated by Capston received 540,000 shares of Common Stock for administrative and management services. Ms. Fonner received 180,600 shares of Common Stock for her personal account.

     Executive Employment Contracts. There are no employment agreements between the Registrant and any of its current or former officers. The Registrant intends to enter into employment agreements with Messrs. Varsames, Grennan, and Richards.

ITEM 7.   Financial Statements and Exhibits

(a)   Financial statements of acquired business.

     As permitted by Item 7(a)(4) of Form 8-K, the audited financial statements of the acquired business will be filed within 60 days after the date of this Report

(b) Pro forma financial information.

     As permitted by Item 7(a)(4) of Form 8-K, complete pro forma financial statements of the Registrant and its recently acquired subsidiary will be filed within 60 days after the date of this Report.

(c)  Exhibits.

   (2.1) Reorganization  Agreement,  dated April 5, 1999,  between and among the
         Registrant, Navis Technologies Limited, and the stockholders of Navis Technologies, Limited
   (4.1) Certificate of Powers, Designations, Preferences and Rights of the Convertible Preferred Stock Par Value $0.01 Per
         Share of eNote.com, Inc.
   (4.2) Form of Certificate for the $0.01 par value Convertible Preferred Stock
         eNote.com, Inc.
   (4.3) Common Stock  Purchase  Warrant  dated April 6, 1999 between
         eNote.com, Inc. and Friedlander International Limited
   (10.1)Purchase and Sale Agreement dated April 6, 1999 between eNote.com, Inc.
         and Friedlander International Limited
                                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

eNote.com Inc., a Delaware corporation
(formerly known as Webcor Electronics, Inc.)
April 20, 1999


By:             /s/
     John R. Varsames, Chief Executive Officer